EXHIBIT 99.1

News Release

TranSwitch Corporation Announces Election of New Board Member

Michael Crawford, Senior Analyst at B. Riley & Co., joins
 TranSwitch Corporation’s Board of Directors

SHELTON, CT – December 16, 2008 – TranSwitch Corporation (NASDAQ: TXCC), today announced the appointment of Mr. Michael Crawford to its Board of Directors.

Mr. Crawford, is a Senior Analyst at B. Riley & Co, a FINRA and SIPC member firm providing research and trading ideas to institutional clients and high net worth individuals, and investment banking services to a wide range of middle market private and public companies.  In April 2007 he joined Riley Investment Management LLC, an investment adviser which provides investment management services, as Research Director.  Riley Investment Management LLC is the general partner of Riley Investment Partners Master Fund, L.P.  From 2005 through 2007, Mr. Crawford served as Research Director of Barrington Wilshire, Inc.  Prior to that time, he was a senior analyst with B. Riley & Co.  Mr. Crawford earned his Bachelor of Science from UC Berkeley in 1988 and an MBA at USC’s Marshall School of Business in 1998.

“We welcome Mike to our board and we look forward to working closely with him in these challenging times,” said Dr. Santanu Das, president and CEO of TranSwitch.  “We believe Mike’s experience in investment management and his financial background will bring new insights and perspectives as we move forward.”

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment.  As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs).  TranSwitch devices are inherently flexible, many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction.  TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company.  For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risk that TranSwitch’s and Centillium’s businesses will not be integrated successfully or will be delayed; the risk that the merger of the companies will involve unexpected costs or unexpected liabilities; uncertainties concerning the effect of the merger on relationships with customers, employees and suppliers of either company; and other risks associated with TranSwitch’s businesses such as the risks associated with acquiring new businesses; the risk of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

For more information contact:
Robert A. Bosi
Vice President, Chief Financial Officer
Phone: 203/929-8810 ext. 2465
www.transwitch.com